                                                                    EXHIBIT 99.1


Name and address of each Seller and the number of shares of Issuer Common Stock Acquired pursuant to the Purchase Agreement


                    Name and                   Number of Shares of Issuer Common
                    Address                             Stock Acquired
--------------------------------------------   ---------------------------------

        Anthony Escamilla
        200 West 85th Street, Apt. 2B                    1,040,541
        New York, NY 10024

        James Platek
        45 Robin Street                                   416,216
        Rockaway Twp., NJ 07866

        Gregory Martini
        10826 Omaha Trace Drive                          1,040,541
        Union, KY 41091

        LongView Partners, Inc.
        RD 2, Box 401                                     693,694
        Rhinebeck, NY 12572

        Spencer Levy
        11 Waverly Place, #6H                             345,847
        New York, NY 10003

        Robert M. Platek
        5 Halls Lane                                     2,185,135
        Rye, NY 10580

        Redstone Partners, Inc.
        720 Milton Road, Suite J3                        1,040,541
        Rye, NY 10580

        Ajay K. Arora
        42-52 Layton Street, Suite 2E                     728,376
        Elmhurst, NY 11373

        Helen Go Ong Hai
        2503 El Dorado Ave.                              3,017,568
        Rancho Viejo, TX 78575

        SRU Inc.
        8962 E. Hampton Ave., #186                       1,040,541
        Denver, CO 80237